pressrelease

Media contact:	Investor contact:
Mike Jacobsen, APR	Jamie Finefrock
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	jamie.finefrock@diebold.com

FOR IMMEDIATE RELEASE:
February 13, 2014

DIEBOLD REPORTS 2013 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
Diebold board of directors elects to maintain company's dividend at current level

•
Q4 EPS from continuing operations of $(0.65), including a non-routine $67.6 million pre-tax, non-cash pension charge related to the voluntary early retirement program, or $(0.67) per share; non-GAAP* EPS grew to $0.57 per share

•	Total revenue for Q4 2013 decreased 3.4% compared with prior-year period

•	Free cash flow* for Q4 2013 improved by $23.1 million to $173.5 million from Q4 2012; full-year free cash flow* increased $3.0 million to $88.8 million

•	Net debt* at December 31, 2013 was $50.8 million, a $29.2 million increase from December 31, 2012.

•	Earnings overview presentation available at http://www.diebold.com/earnings

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported fourth quarter 2013 net loss attributable to Diebold of $(41.4) million, or $(0.65) per share, including a non-routine $67.6 million pre-tax, non-cash pension charge related to the voluntary early retirement program, or $(0.67) per share. This compares with fourth quarter 2012 net loss of $(11.9) million, or $(0.19) per share. Fourth quarter 2013 revenue was $811.4 million, down 3.4% from the fourth quarter 2012. Approximately half of the revenue decline is attributable to currency exchange rates.

Non-GAAP* income attributable to Diebold in the fourth quarter 2013 grew to $0.57 per share compared with $0.43 per share in the fourth quarter 2012.

Dividend
The board of directors of Diebold, Incorporated declared a first-quarter cash dividend of $0.2875 per share on all common shares, which would maintain an annualized dividend of $1.15 per share. The dividend is payable on Friday, March 7, to shareholders of record at the close of business on Monday, Feb. 24.

Management Commentary
"During the second half of 2013, we stabilized our business and began to execute on our turnaround strategy," said Andy W. Mattes, president and chief executive officer. "We delivered operating profit near the higher end of our expectations and finished the year well within the revenue and earnings guidance we provided in early August, despite a higher-than-expected non-GAAP* effective tax rate. I'm also very pleased that we were able to deliver solid free cash flow in the second half of the year. This not only enables us to invest in our turnaround efforts, but also supports our strong dividend.
"The results we’ve delivered to date are consistent with the early phase of our multi-year turnaround," Mattes concluded. "However, we still have a lot of work in front of us as we continue to execute on our cost-saving initiatives and reinvest in future growth."

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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2013 FOURTH QUARTER FINANCIAL RESULTS
Results of Operations

Gross Margin
Total gross margin for the fourth quarter 2013 was 22.2%, an increase of 0.5 percentage points from the fourth quarter of 2012, with service margin reflecting a 4.7 percentage point improvement, partially offset by a 4.5 percentage point decline in product margin. The majority of the service margin improvement was attributable to the company's global service transformation efforts. The product gross margin decline was primarily the result of lower product volume and customer mix in the North America business.

Operating Expenses
Total operating expenses were $230.6 million, or 28.4% of revenue, for the fourth quarter 2013, an increase of 5.4 percentage points from the fourth quarter of 2012. Operating expenses in the fourth quarter 2013 included $87.2 million of non-routine charges related to restructuring and a non-cash pension charge related to the voluntary early retirement program. Operating expenses in the fourth quarter 2012 included $44.7 million in non-routine charges related to pension charges, Foreign Corrupt Practices Act (FCPA) settlement costs and restructuring.

Operating Profit / (Loss)
Operating loss of $(50.5) million, or (6.2)% of revenue, was realized in the fourth quarter 2013, compared with an operating loss of $(10.9) million, or (1.3)% of revenue, in the fourth quarter 2012. Non-GAAP operating profit* in the fourth quarter 2013 was $56.8 million, or 7.0% of revenue, compared with $40.8 million, or 4.9% of revenue, in the fourth quarter 2012.

Income Tax
The effective tax rate on continuing operations for the three months ended December 31, 2013 was 21.5%, compared with 52.2% for the same period of 2012. The 2012 effective tax rate was significantly impacted by non-deductible expenses. The change in tax rate from the prior-year period was primarily due to additional tax expense related to the repatriation and other discrete items, negating the benefit that would have been recorded as a result of the overall net loss from operations.  The release of a valuation allowance in the company’s Swiss entity partially offset by the establishment of a valuation allowance in the company’s Italian entity was a tax benefit to the 2013 fourth quarter rate.

Net Income / (Loss) Attributable to Diebold
Net loss attributable to Diebold was $(41.4) million, or (5.1)% of revenue, in the fourth quarter 2013, compared with net loss of $(11.9) million, or (1.4)%, in the fourth quarter 2012. Included in the fourth quarter 2013 net of tax results are a $43.0 million non-cash pension charge related to the voluntary early retirement program and $7.9 million related to deferred tax expense on foreign cash repatriation. Included in the fourth quarter 2012 net of tax results are a $13.8 million pension charge and $13.1 million in FCPA settlement costs.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $50.8 million at December 31, 2013, an increase in net debt of $29.2 million from the net debt* position at December 31, 2012. The company's net debt to capital ratio was 5% at December 31, 2013, and 2% at December 31, 2012.

Free cash flow* in the fourth quarter 2013 was $173.5 million, an improvement of $23.1 million from the fourth quarter 2012.

FCPA
On October 22, 2013, the company finalized its agreement to settle charges related to the FCPA, as filed by the U.S. Securities and Exchange Commission (SEC), and resolved the parallel legal matter announced the same day by the U.S. Department of Justice (DOJ). The settlement terms include combined payments in the fourth quarter to the U.S. government of $48.3 million in disgorgement, penalties and prejudgment interest, and the appointment of an independent compliance monitor for a minimum period of 18 months. The $48.3 million settlement was fully accrued in prior periods and remitted to the U.S. government in November 2013.

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2013 FOURTH QUARTER FINANCIAL RESULTS

Full-year 2014 Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any currency fluctuations, future mergers, acquisitions, disposals or other business combinations, the Brazil tax assessment or related indirect tax reserves.

The company expects full-year 2014 revenue to be up slightly and expects EPS in the range of $1.65 to $1.85 on a non-GAAP* basis. Diebold remains focused on executing its transformation initiatives and making necessary investments in the business, particularly in the area of information technology and back-end office support. The company is targeting free cash flow of $80 to $100 million for full-year 2014.

	Previous Guidance	Current Guidance
Total Revenue	Up low single digits	Up low single digits
2014 EPS (GAAP)	$1.25 - $1.55	$1.25 - $1.55
Restructuring charges, non-routine exp. & Amort.	0.40 - 0.30	0.40 - 0.30
Total EPS (non-GAAP* measure)	$1.65 - $1.85	$1.65 - $1.85

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, vice president, global finance will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2013 FOURTH QUARTER FINANCIAL RESULTS

Revenue Summary by Service, Product and Segment

Revenue Summary by Service and Product Solutions
(In Thousands)
	Q4 2013	Q4 2012	% Change	FY 12/31/2013	FY 12/31/2012	% Change
Financial Self-Service
Service	$313,954	$310,109	1.2%	$1,188,937	$1,199,325	(0.9)%
Product	313,911	320,410	(2.0)%	1,028,031	1,112,576	(7.6)%
Total Fin. Self-Service	627,865	630,519	(0.4)%	2,216,968	2,311,901	(4.1)%
Security Solutions
Service	122,428	120,308	1.8%	448,123	427,007	4.9%
Product	55,402	69,938	(20.8)%	170,766	196,630	(13.2)%
Total Security	177,830	190,246	(6.5)%	618,889	623,637	(0.8)%
Total Fin. Self-Service & Security	805,695	820,765	(1.8)%	2,835,857	2,935,538	(3.4)%
Brazil Election Systems & Lottery	5,748	19,330	(70.3)%	21,634	56,155	(61.5)%
Total Revenue	$811,443	$840,095	(3.4)%	$2,857,491	$2,991,693	(4.5)%

Revenue Summary by Segment
	Q4 2013	Q4 2012	% Change	FY 12/31/2013	FY 12/31/2012	% Change
North America	$358,866	$396,238	(9.4)%	$1,415,050	$1,590,532	(11.0)%
Asia Pacific	132,469	135,754	(2.4)%	479,129	427,542	12.1%
Europe, Middle East, Africa	129,696	105,666	22.7%	362,167	325,489	11.3%
Latin America	80,588	97,275	(17.2)%	241,770	258,079	(6.3)%
Brazil	109,824	105,162	4.4%	359,375	390,051	(7.9)%
Total Revenue	$811,443	$840,095	(3.4)%	$2,857,491	$2,991,693	(4.5)%

Other (expense) income, net summary:

	Q4 2013	Q4 2012	FY 12/31/2013	FY 12/31/2012
Miscellaneous, net	$346	$(1,399)	$(88)	$(451)
Foreign exchange gain, net	1,625	77	172	2,654
Interest expense	(7,207)	(7,646)	(29,234)	(30,330)
Investment income	6,543	8,301	27,603	37,593
Total other (expense) income, net	$1,307	$(667)	$(1,547)	$9,466

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*See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2013 FOURTH QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures

1.	Profit/loss summary - 4th quarter comparison (Dollars in millions)

Q4 2013							Q4 2012
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$811.4	$180.1	22.2%	$230.6	$(50.5)	(6.2)%	GAAP Results	$840.1	$182.5	21.7%	$193.4	$(10.9)	(1.3)%
	19.0		(16.7)	35.6		Restructuring		6.2		(4.1)	10.3
	1.1		(69.2)	70.3		Non-rout. Exp. & Amort.		0.8		(39.6)	40.4
	—		—	—		Non-rout. Inc		—		0.1	(0.1)
	—		(1.4)	1.4		Impairment		—		(1.0)	1.0
$811.4	$200.1	24.7%	$143.4	$56.8	7.0%	Non-GAAP Results	$840.1	$189.5	22.6%	$148.7	$40.8	4.9%

FY 12/31/2013							FY 12/31/2012
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$2,857.5	$640.4	22.4%	$758.6	$(118.3)	(4.1)%	GAAP Results	$2,991.7	$729.6	24.4%	$628.2	$101.4	3.4%
	28.4		(28.7)	57.1		Restructuring		4.4		(10.9)	15.3
	1.9		(128.9)	130.8		Non-rout. Exp. & Amort.		0.8		(41.6)	42.4
	—		2.2	(2.2)		Non-rout. Inc		—		0.1	(0.1)
	—		(71.4)	71.4		Impairment		—		(15.6)	15.6
$2,857.5	$670.6	23.5%	$531.9	$138.7	4.9%	Non-GAAP Results	$2,991.7	$734.8	24.6%	$560.2	$174.6	5.8%
The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income, the goodwill impairment charge in Brazil and amortization from operating results is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2013	Q4 2012	FY 12/31/2013	FY 12/31/2012
Total EPS from continuing operations (GAAP measure)	$(0.65)	$(0.14)	$(2.85)	$1.20
Restructuring charges	0.36	0.12	0.59	0.17
Non-routine expenses and amort.	0.72	0.44	1.41	0.45
Non-routine income	—	—	(0.02)	—
Impairment charges	0.02	0.01	0.86	0.17
Deferred tax expense on foreign cash repatriation	0.12	—	0.76	—
Total Adjusted EPS (non-GAAP measure)	$0.57	$0.43	$0.75	$1.99
Valuation allowance on Brazil deferred tax assets	$—	$—	$0.61	$—
Total adjusted EPS (non-GAAP measure) excluding valuation allowance on Brazil deferred tax assets	$0.57	$0.43	$1.36	$1.99

The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income and impairment charges, as well as deferred tax expense on foreign cash repatriation, is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance. The company has also excluded a Brazil valuation allowance from its non-GAAP results because of the unusual amount of this item. The sums of the quarterly figures do not equal year-to-date figures due to rounding or differences in the weighted-average number of shares outstanding during the respective periods.

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PAGE 6/ DIEBOLD REPORTS 2013 FOURTH QUARTER FINANCIAL RESULTS

3.	Free cash flow / (use) is calculated as follows:

	Q4 2013	Q4 2012	FY 12/31/2013	FY 12/31/2012
Net cash provided by operating activities (GAAP measure)	$183,266	$164,264	$124,224	$135,508
Capital expenditures	(9,799)	(13,886)	(35,447)	(49,742)
Free cash flow (non-GAAP measure)	$173,467	$150,378	$88,777	$85,766

The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

4.	Net investment/(debt) is calculated as follows:

	12/31/2013	12/31/2012
Cash, cash equivalents and short-term investments (GAAP measure)	$473,697	$630,678
Debt instruments	(524,459)	(652,206)
Net investment/(debt) (non-GAAP measure)	$(50,762)	$(21,528)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 99% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

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PAGE 7/ DIEBOLD REPORTS 2013 FOURTH QUARTER FINANCIAL RESULTS

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the finalization of the company's financial statements for the period(s) discussed in this release;

•	the company's ability to maintain effective internal controls;

•
changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the company's Brazilian tax dispute;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's assessment of its indirect tax compliance in Brazil; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its multi-year realignment plan and other restructuring actions.

About Diebold
Diebold, Incorporated (NYSE: DBD) is a global leader in providing innovative self-service technology, security systems and related services. Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

###

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
[IN THOUSANDS EXCEPT (LOSS) EARNINGS PER SHARE]

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net Sales
Service	$436,384	$430,442	$1,637,056	$1,626,521
Product	375,059	409,653	1,220,435	1,365,172
Total	811,443	840,095	2,857,491	2,991,693
Cost of goods
Service	318,508	334,398	1,222,675	1,215,673
Product	312,814	323,197	994,460	1,046,400
Total	631,322	657,595	2,217,135	2,262,073
Gross Profit	180,121	182,500	640,356	729,620
Percent of net sales	22.2%	21.7%	22.4%	24.4%
Operating expenses
Selling and administrative	202,293	168,279	596,694	527,729
Research, development and engineering	25,911	24,741	92,315	85,881
Impairment of assets	1,375	1,152	72,017	15,783
Loss (gain) on sale of assets, net	1,011	(805)	(2,410)	(1,202)
Total	230,590	193,367	758,616	628,191
Percent of net sales	28.4%	23.0%	26.5%	21.0%
Operating (loss) profit	(50,469)	(10,867)	(118,260)	101,429
Percent of net sales	(6.2)%	(1.3)%	(4.1)%	3.4%
Other income (expense), net	1,307	(667)	(1,547)	9,466
(Loss) income from continuing operations before taxes	(49,162)	(11,534)	(119,807)	110,895
Income tax benefit (expense)	10,578	6,021	(56,715)	(28,225)
(Loss) income from continuing operations	(38,584)	(5,513)	(176,522)	82,670
(Loss) from discontinued operations, net of tax	—	(3,125)	—	(3,125)
Net (loss) income	(38,584)	(8,638)	(176,522)	79,545
Less: net income attributable to noncontrolling interest	(2,850)	(3,220)	(5,083)	(5,942)
Net (loss) income attributable to Diebold, Inc.	$(41,434)	$(11,858)	$(181,605)	$73,603

Basic weighted average shares outstanding	63,928	63,230	63,659	63,061
Diluted weighted average shares outstanding	63,928	63,230	63,659	63,914

Basic earnings per share:
(Loss) income from continuing operations, net of tax	$(0.65)	$(0.14)	$(2.85)	$1.22
(Loss) income from discontinued operations, net of tax	—	(0.05)	—	(0.05)
Net (loss) income attributable to Diebold, Incorporated	$(0.65)	$(0.19)	$(2.85)	$1.17

Diluted earnings per share:
(Loss) income from continuing operations, net of tax	$(0.65)	$(0.14)	$(2.85)	$1.20
(Loss) income from discontinued operations, net of tax	—	(0.05)	—	(0.05)
Net (loss) income attributable to Diebold, Incorporated	$(0.65)	$(0.19)	$(2.85)	$1.15

Amounts Attributable to Diebold, Incorporated
(Loss) income from continuing operations, net of tax	$(41,434)	$(8,733)	$(181,605)	$76,728
(Loss) income from discontinued operations, net of tax	—	(3,125)	—	(3,125)
Net (loss) income attributable to Diebold, Incorporated	$(41,434)	$(11,858)	$(181,605)	$73,603

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN THOUSANDS)

	December 31, 2013	December 31, 2012

ASSETS
Current assets
Cash and cash equivalents	$230,709	$368,792
Short-term investments	242,988	261,886
Trade receivables, net	447,239	488,373
Inventories	376,462	412,996
Other current assets	257,952	282,810
Total current assets	1,555,350	1,814,857

Securities and other investments	82,591	77,101
Property, plant and equipment, net	160,895	184,345
Goodwill	179,828	272,951
Other assets	204,827	243,733
Total assets	$2,183,491	$2,592,987

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$43,791	$34,212
Accounts payable	210,399	224,973
Other current liabilities	639,546	598,159
Total current liabilities	893,736	857,344

Long-term debt	480,242	617,534
Long-term liabilities	188,698	291,287

Total Diebold, Inc. shareholders' equity	596,764	791,474
Noncontrolling Interests	24,051	35,348
Total equity	620,815	826,822

Total liabilities and equity	$2,183,491	$2,592,987

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Twelve Months Ended
	December 31,
	2013	2012
Cash flow from operating activities:
Net (loss) income	$(176,522)	$79,545
Adjustments to reconcile net (loss) income to cash flow used in operating activities:
Depreciation and amortization	82,594	78,644
Devaluation of Venezuelan balance sheet	1,584	—
Impairment of assets	72,017	15,783
Pension curtailment, settlement and special termination	69,561	21,907
Other	12,551	10,093

Cash flow from changes in certain assets and liabilities:
Trade receivables	23,983	(75,275)
Inventories	21,337	20,955
Accounts payable	(9,659)	2,564
Prepaid income taxes	(4,889)	(1,890)
Deferred revenue	16,522	(21,767)
Deferred income taxes	(15,125)	(10,558)
Certain other assets and liabilities	30,270	15,507
Net cash provided by operating activities	124,224	135,508

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	—	(28,292)
Net investment activity	(17,364)	(1,236)
Capital expenditures	(35,447)	(49,742)
Increase in certain other assets & other	92	6,439
Net cash used in investing activities	(52,719)	(72,831)

Cash flow from financing activities:
Dividends paid	(73,997)	(72,830)
Net debt (repayments) borrowings	(126,670)	23,625
Repurchase of common shares	(4,063)	(3,452)
Other	281	16,430
Net cash used in financing activities	(204,449)	(36,227)

Effect of exchange rate changes on cash and cash equivalents	(5,139)	8,422

(Decrease) increase in cash and cash equivalents	(138,083)	34,872
Cash and cash equivalents at the beginning of the period	368,792	333,920
Cash and cash equivalents at the end of the period	$230,709	$368,792